Exhibit 99.1
Ellington Financial Reports Preliminary Results for Second Quarter 2025
OLD GREENWICH, Conn., July 21, 2025—Ellington Financial Inc. (NYSE: EFC) ("we") today disclosed the following estimated book value per share of common stock as of June 30, 2025, and preliminary estimated net income per share of common stock for the quarter ended June 30, 2025:
•Book value per share of common stock is estimated to be in the range of $13.47 to $13.51 as of June 30, 2025, including the effects of dividends of $0.39 per share of common stock declared during the quarter.
•Net income per share of common stock is estimated to be in the range of $0.43 to $0.47 for the quarter ended June 30, 2025.
In addition to the preliminary estimated sequential increase in our net income for the quarter ended June 30, 2025, as compared to the quarter ended March 31, 2025, we also expect to report an increase in our Adjusted Distributable Earnings for the quarter ended June 30, 2025, as compared to the quarter ended March 31, 2025.
The above financial information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter ended June 30, 2025. As a result, the preliminary results set forth above reflect our preliminary estimate with respect to such information, based on information currently available to management. Our actual financial results for the quarter ended June 30, 2025 may differ materially from these preliminary financial results, and may be outside the estimated ranges. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial results for the quarter ended June 30, 2025. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.
These preliminary estimates, which are the responsibility of our management team, were prepared by our management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. The preliminary financial information included in this press release has been prepared by us and is our responsibility. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this preliminary financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or provide any other form of assurance with respect thereto.
Cautionary Statement Regarding Forward-Looking Statements
Our preliminary net income and estimated book value per share of common stock are subject to change upon completion of our month-end and quarter-end valuation procedures relating to our investment positions, and any such change could be material. There can be no assurance that our actual book value per share of common stock as of June 30, 2025 or our actual results of operations for the quarter ended June 30, 2025 falls within the estimated lower bounds or estimated upper bounds presented herein or that the figures presented herein are indicative of what our results are likely to be for the three- or six-month periods ending June 30, 2025 or in future periods, and we undertake no obligation to update or revise our estimated book value per share of common stock or preliminary results of operations prior to issuance of financial statements for such periods. Upon completion of these procedures, we intend to release financial results for the quarter ended June 30, 2025 on August 7, 2025.
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at

www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
For additional information, visit www.ellingtonfinancial.com